UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2010

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 326-5807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2010, Regions Financial Corporation (the “Company”) filed a Certificate of Elimination with the Secretary of State of the State of Delaware effecting the elimination of the Certificate of Designation of the Company’s 10% Mandatory Convertible Preferred Stock, Series B (the “Series B Preferred Stock”). No shares of the Series B Preferred Stock remain outstanding. On June 18, 2010, all then outstanding shares of Series B Preferred Stock were converted into shares of the Company’s common stock, par value $0.01 per share, in accordance with the terms of the Certificate of Designation. Following the filing of the Certificate of Elimination, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein, all previously-authorized shares of the Series B Preferred Stock resumed the status of undesignated shares of the Company’s preferred stock, par value $1.00 per share.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Elimination of the 10% Mandatory Convertible Preferred Stock, Series B of Regions Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/S/ JOHN D. BUCHANAN
Name:	John D. Buchanan
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: June 21, 2010